EXHIBIT 21


                                   SUBSIDIARIES


NAME                                               STATE OF INCORPORATION
____                                               ______________________

Astrosub, Inc.                                             Delaware

AstroPower, Inc. (1)                                       Delaware

BEI Liquidating Corporation
  (formerly named Behlman Electronics, Inc.)               New York








(1)  Registrant owns 32.3% of outstanding common stock